EXHIBIT 16.1





                                ANGELL & DEERING
                          CERTIFIED PUBLIC ACCOUNTANTS

January 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Care Concepts I, Inc. (Commission File Number 0-20958), dated January 21, 2003, and agree with the statements contained therein.


Sincerely,

/s/ Angell & Deering

Angell & Deering






             3801 EAST FLORIDA * SUITE 400 * DENVER, COLORADO 80210
                      (803) 757-8119 * FAX (303) 757-0327